Aston Funds

                           EXHIBIT TO ITEM 77O

                Transactions Effected Pursuant To Rule 10f-3

The information will be given in the following order:

Offering
Participating Fund(s)
Date of Offering
Underwriter from whom Purchased
Affiliated Underwriter
Other Underwriter Syndicate Members
Aggregate Purchase Amount
Aggregate Offering Size
Purchase Price
Commission or Spread

Saint Acquisition 12 1/2  05/17
Aston / ABN AMRO High Yield Bond Fund
05/03/2007
Morgan Stanley
ABN AMRO Inc.
JP Morgan Securities, Wachovia Securities
$5,000,000.00
$595 Million
$100.00
2.25%

Saint FRN 2015
Aston / ABN, AMRO High Yield Bond Fund
05/03/2007
Morgan Stanley
ABN AMRO Inc.
JP Morgan Securities, Wachovia Securities
$1,000,000.00
$240 Million
$100.00
2.25%

Dynegy 7.5 6/15
Aston / ABN AMRO High Yield Bond Fund
05/17/2007
JP Morgan
ABN AMRO Inc.
Bank of America, BNP, Citigroup, Credit Suisse, Lehman Bros., Goldman Sachs, Merrill Lynch, Morgan Stanley, RBS, Wachovia, Scotia Capital $1,000,000.00
$550 Million
$100.00
1.0%